UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2025

Applied Optoelectronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.
Sugar Land, Texas 77478

(Address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Trading Name of each exchange on which registered
Common Stock, Par value $0.001	AAOI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 1, 2025, Prime World International Holdings Ltd. (“Prime World”), a wholly owned subsidiary of Applied Optoelectronics, Inc., entered into a Premises Lease Agreement (the “Lease Agreement”) with International Games System Co., Ltd. (the “Lessor”), under which Prime World will lease a parcel of land with a total area of approximately 65,580 square feet, designated as Land No. 560-3, located in the Wugong Section of Wugu District, New Taipei City. The lease also includes a building on the parcel, totaling approximately 346,212 square feet, situated at No. 49, Wugong 6th Rd., Wugu Dist., New Taipei City (collectively, the “Leased Property”). The leasehold excludes approximately 54,086 square feet of the Leased Property that, as specified in the Lease Agreement, had previously been leased by the Lessor to an existing tenant.

The lease term is for fifteen (15) years, commencing on November 1, 2025, and ending on October 31, 2040. A two-month renovation period from September 1 to October 31, 2025, will precede the lease term, during which no rent will be charged by the Lessor. During the lease term, the monthly rent will increase by three percent (3%) every five years. The monthly rent schedule, starting from November 1, 2025, through October 31, 2040, is as follows:

Period	Monthly Rent
November 1, 2025 –October 31, 2030	NTD 6,800,000
November 1, 2030 –October 31, 2035	NTD 7,004,000
November 1, 2035 –October 31, 2040	NTD 7,214,120

Under the terms of the Lease Agreement, Prime World has the right, at its own expense, to modify the building within the Leased Property as necessary to accommodate its production needs. Except as otherwise agreed by both parties in the Lease Agreement, neither party may terminate the lease early during the lease term.

Prime World holds additional rights under the Lease Agreement, including but not limited to: (i) the right of first refusal to purchase the Leased Property if the Lessor chooses to sell; (ii) the right to ensure that the Lease Agreement remains valid and binding on any purchaser in the event of a sale to a third party; (iii) the right of first refusal to renew the lease under the same terms offered to other prospective tenants; and (iv) protection against termination during the first eight years, with the Lessor required to provide twelve months’ prior written notice and payment of three months’ rent for termination from the ninth year onward.

The foregoing description of the Lease Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Lease Agreement and is qualified in its entirety by reference to the full text of the Lease Agreement, English translations of which are attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Lease Agreement is incorporated by reference into Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Translation of the Premises Lease Agreement, dated September 1, 2025, between Prime World International Holdings Ltd., Taiwan Branch and International Games System Co., Ltd.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2025	APPLIED OPTOELECTRONICS, INC.

	By:	/s/ David C. Kuo
	Name	David C. Kuo
	Title:	Senior Vice President and Chief Legal Officer

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